                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/      FILED BY A PARTY OTHER THAN THE
                                 REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/  /  Preliminary Proxy Statement
/X /  Definitive Proxy Statement
/  /  Definitive Additional Materials
/  /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/  /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))

                              DYNATECH CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              DYNATECH CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X /  No fee required.
/  /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

/  /  Fee paid previously with preliminary materials.

/  /  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                                     LOGO

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                                      Burlington, Massachusetts
                                                             September 18,
                                                             1998

To the Stockholders of
 Dynatech Corporation:

  Notice is hereby given that the Annual Meeting of Stockholders of Dynatech Corporation will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Friday, September 25, 1998 at 10:00 a.m. for the following purposes:

  1. To fix the number of Directors at six (subject to future enlargement or reduction by the Board of Directors) and to elect six Directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified;

  2. To approve the amendment to and restatement of the Dynatech Corporation 1994 Stock Option and Incentive Plan as described in the Proxy Statement;

  3. To ratify the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the current fiscal year; and

  4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on August 24, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Peter B. Tarr
                                          Clerk


 IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                             DYNATECH CORPORATION
                         3 NEW ENGLAND EXECUTIVE PARK
                     BURLINGTON, MASSACHUSETTS 01803-5087

                                PROXY STATEMENT
                                      FOR
                      THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 25, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dynatech Corporation ("Dynatech" or the "Company") for the Annual Meeting of Stockholders to be held on Friday, September 25, 1998 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and any adjournments thereof. The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Clerk of the Company a duly executed written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Company's Annual Report for the fiscal year ended March 31, 1998, containing financial statements for that year and prior periods, is being mailed to stockholders concurrently with this Proxy Statement and form of proxy on or about September 18, 1998.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, DYNATECH CORPORATION, 3 NEW ENGLAND EXECUTIVE PARK, BURLINGTON, MASSACHUSETTS 01803-5087.

VOTING SECURITIES AND VOTES REQUIRED

  At the close of business on August 24, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 120,251,376 shares of Common Stock of the Company, no par value per share ("Common Stock"), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

  The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

  The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of the amendment to and restatement of the 1994 Stock Option and Incentive Plan and the ratification of the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the current fiscal year.

  Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that he or she does not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voted on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

  On May 21, 1998 CDRD Merger Corporation ("MergerCo"), a nonsubstantive transitory merger vehicle, which was organized at the direction of Clayton, Dubilier & Rice, Inc. ("CDR"), a private investment firm, was merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation. In the Merger, (i) each then outstanding share of common stock, par value $0.20 per share, of the Company (the "Dynatech Common Stock") was converted into the right to receive $47.75 in cash and 0.5 shares of common stock, no par value, of the Company (the "Common Stock") and (ii) each then outstanding share of common stock of MergerCo ("MergerCo Common Stock") was converted into one share of Common Stock. See "Certain Relationships and Related Transactions."

  As a result of the Merger, Clayton, Dubilier & Rice Fund V Limited Partnership, an investment partnership managed by CDR ("CDR Fund V"), holds approximately 92.3% of the Common Stock. John F. Reno, the Chairman, President and Chief Executive of the Company together with two family trusts holds approximately 0.7% of the Common Stock and other stockholders hold approximately 7.0% of the Common Stock.

  Because CDR Fund V holds 92.3% of the Company's Common Stock, its vote on the proposals described below will be determinative. CDR Fund V has indicated to the Company that it will vote in favor of Proposal 1, Proposal 2 and Proposal 3.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  Stockholders will be asked to fix the number of directors at six, which number may be enlarged or, in certain cases, reduced by the Board of Directors. The persons named in the enclosed proxy will vote to elect John F. Reno, Allan M. Kline, John R. Peeler, Joseph L. Rice, III, Brian D. Finn and Charles P. Pieper (the "Nominees") to serve as Directors until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, unless authority to vote for any of the Nominees is withheld by marking the proxy to that effect. Each of the Nominees is currently serving as a Director of the Company and has indicated his willingness to continue to serve, if elected, as a Director. However, if any of them fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

                        INFORMATION REGARDING NOMINEES

  The following table sets forth certain information with respect to the Nominees

                 NOMINEES FOR ELECTION AT 1998 ANNUAL MEETING

                   NAME AND PRINCIPAL OCCUPATION                       DIRECTOR
                  FOR AT LEAST THE PAST FIVE YEARS                 AGE  SINCE
                  --------------------------------                 --- --------
   John F. Reno..................................................   59   1993
    John F. Reno presently serves as Chairman, President and
    Chief Executive Officer of the Company and a Director of the
    Company. Mr. Reno has served as Chairman, President and Chief
    Executive Officer since August 1996 and as President and
    Chief Executive Officer since January 1993. From July 1991 to
    January 1993, Mr. Reno was President and Chief Operating
    Officer. Prior to July 1991, Mr. Reno served as Executive
    Vice President and Chief Operating Officer. Mr. Reno is also a director of Millipore Corporation.
   Allan M. Kline................................................   53   1998
    Allan M. Kline presently serves as Corporate Vice President,
    Chief Financial Officer, Treasurer and, since May 21, 1998, a
    Director of the Company. Mr. Kline joined the Company in June
    1996. From 1995 to 1996, he served as Senior Vice President,
    Chief Financial Officer of CrossComm Corporation, a
    manufacturer of networking products. From 1994 to 1995, he was President of TAR Acquisition Corp., a private investment company. From 1989 to 1994, Mr. Kline was also a Director of
    CrossComm Corporation. From 1990 to 1994, Mr. Kline was
    Senior Vice President, Chief Financial Officer of Cabot
    Safety Corporation, a subsidiary of Cabot Corporation. Prior to that, he served at Leggett & Platt, Incorporated and was a partner with Arthur Young & Company.
   John R. Peeler................................................   43   1998
    John R. Peeler presently serves as Corporate Vice President--
    Communications Test Business and President and Chief
    Executive Officer of all the Company's communication test
    businesses and, since May 21, 1998, a Director of the
    Company. Mr. Peeler has been employed by the Company since
    1980.

                   NAME AND PRINCIPAL OCCUPATION                       DIRECTOR
                  FOR AT LEAST THE PAST FIVE YEARS                 AGE  SINCE
                  --------------------------------                 --- --------
   Joseph L. Rice, III...........................................   66   1998
    Joseph L. Rice, III is a principal and Chairman of CDR and, since May 21, 1998, a Director of the Company. In addition,
    Mr. Rice is a director of Uniroyal Holding, Inc., Remington
    Arms Company, Inc. and Thyssen Schulte Bautechnik,
    corporations in which an investment partnership managed by
    CDR has an investment, and serves as a trustee of Williams
    College and The Manhattan Institute. He is a graduate of
    Williams College and Harvard Law School. Mr. Rice is a
    limited partner of CD&R Associates V Limited Partnership, the general partner of CDR Fund V ("Associates V"), and is a
    Director, Chairman and President of CD&R Investment
    Associates II, Inc. ("Associates II Inc."), the managing
    general partner of Associates V.
   Brian D. Finn.................................................   38   1998
    Brian D. Finn is a principal and Director of CDR and, since
    May 21, 1998, a Director of the Company. Mr. Finn is also a
    Director of U.S. Office Products Company, a corporation in which CDR Fund V has an investment. Mr. Finn joined CDR in
    1997 from Credit Suisse First Boston where he was Managing
    Director and Co-Head of Mergers & Acquisitions. During his 15
    years at Credit Suisse First Boston he advised a large number of corporate clients in various industries in transactions totaling approximately $250 billion. Mr. Finn received his
    B.S. in Economics from The Wharton School of the University of Pennsylvania. He is a limited partner of Associates V and a Director of Associates II Inc.
   Charles P. Pieper.............................................   51   1998
    Charles P. Pieper is a principal and Director of CDR and,
    since May 21, 1998, a Director of the Company. Mr. Pieper is also Chairman of North American Van Lines, Inc., and U.S.
    Office Products Company, corporations in which CDR Fund V has an investment. Mr. Pieper joined CDR in 1997. Prior to
    joining CDR, he was President and Chief Executive Officer of
    GE Lighting Europe. During his 16-year career at GE, Mr.
    Pieper was responsible for several key business units,
    including serving as President and Chief Executive Officer of: GE Japan, Korea, Taiwan; GE Medical Systems Asia; as well as GE Lighting Europe. He joined GE in 1981, from the Boston
    Consulting Group. Mr. Pieper graduated from Harvard College and holds an M.B.A from Harvard Business School. He is a
    limited partner of Associates V and a Director of Associates
    II Inc.

  All directors are elected annually and hold office until their successors are duly elected and qualified, or until their earlier removal or resignation.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has Executive, Audit and Compensation Committees of the Board of Directors. In addition, during fiscal 1998, the Company had a Board Governance Committee.

  The Board of Directors met six times during fiscal 1998. Each person who was a Director during fiscal 1998 attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees on which he served.

  The Executive Committee, which met one time during fiscal 1998, is vested with the authority of the Board of Directors between meetings of the Board of Directors in most matters (other than with respect to certain fundamental issues). The current members of the Executive Committee are Messrs. Reno, Finn and Pieper.

  The Audit Committee met two times during fiscal 1998. The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the examination of the Company's financial statements by the independent public accountants. The Audit Committee also periodically reviews the job performance of the Chief Financial Officer. The Company's financial personnel and independent public accountants have full access to the Audit Committee. The current members of the Audit Committee are Messrs. Finn, Pieper and Rice.

  The Compensation Committee reviews the Company's executive compensation and benefit policies as further described in the Compensation Committee Report on Executive Compensation included in this proxy statement. The Compensation Committee met two times during fiscal year 1998. The Company is not aware of any Compensation Committee interlocks. During fiscal 1998, the members of the Compensation Committee were Robert G. Paul, O. Gene Gabbard and William R. Cook. The current members of the Compensation Committee are Messrs. Finn, Pieper and Rice.

COMPENSATION OF DIRECTORS

  None of the Company's current directors is separately compensated for service as a member of the Board. Three of the directors are also employees and are compensated for their services as employees as described below. The other three directors are principals of CDR, which receives a management fee for providing certain financial and management services to the Company, including the services of these individuals as directors.

  During the fiscal year ended March 31, 1998, compensation of non-employee Directors ("Non-Employee Directors") of the Company was at the rate of $1,500 for each Board of Directors or committee meeting attended ($500 for each committee meeting held directly before or after a meeting of the Board of Directors), $750 for a meeting held over the telephone, plus a quarterly retainer fee paid at the rate of 200 shares of Dynatech Common Stock per quarter. Chairmen of all Committees other than the Executive Committee also received an additional 25 shares of Dynatech Common Stock per quarter. In addition, Non-Employee Directors were granted options under the Dynatech Corporation 1994 Stock Option and Incentive Plan. Non-Employee Directors who had served on the Board for at least five years were also entitled to receive an annual retirement benefit equal to $16,000. Such retirement benefit was payable following the later of the Non-Employee Director's 60th birthday or retirement from the Board (or such later date as the Director shall elect) for a period equal to the number of full years service on the Board, up to a maximum of ten years. None of the current Directors of the Company participate in the programs or receive the compensation described above.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 31, 1998, with respect to (i) each current director and each Named Executive Officer (as defined below) of the Company; (ii) all current directors and executive officers of the Company as a group; and (iii) each current beneficial owner of five percent or more of Common Stock.

                                          AMOUNT AND NATURE OF     PERCENT OF
NAME                                     BENEFICIAL OWNERSHIP(1) COMMON STOCK(2)
----                                     ----------------------- ---------------
Clayton, Dubilier & Rice Fund V Limited
 Partnership(3)........................        110,790,770            92.1%
 1403 Foulk Road
 Suite 106
 Wilmington, DE 19803
John F. Reno(4)........................          8,491,637             6.6%
 c/o Dynatech Corporation
 3 New England Executive Park
 Burlington, MA 01803
John R. Peeler(5)......................          2,708,907             2.2%
John A. Mixon(6).......................          1,467,227             1.2%
Allan M. Kline(7)......................          1,294,769             1.1%
Samuel W. Tishler(8)...................            623,780             *
All current Directors and Executive
 Officers as a group
 (10 persons)(9).......................        126,483,354            93.6%

--------
 *Less than 1% of outstanding Common Stock.

(1) Represents shares of Common Stock beneficially owned on July 31, 1998. Unless otherwise noted, each person has sole voting and investment power with respect to such shares.

(2) Based upon 120,251,376 shares of Common Stock outstanding as of July 31, 1998. Common Stock includes all shares of outstanding Common Stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")), all shares of Common Stock subject to any right of acquisition by such person, through exercise or conversion of any security, within 60 days of July 31, 1998.

(3) B. Charles Ames, Michael G. Babiarz, William A. Barbe, Kevin J. Conway, Brian D. Finn, Donald J. Gogel, Hubbard C. Howe, Thomas F. Ireland, Christopher MacKenzie, Charles P. Pieper and Joseph L. Rice, III may be deemed to share beneficial ownership of the shares owned of record by CDR Fund V by virtue of their status as stockholders of Associates II Inc., the managing general partner of Associates V, the general partner of CDR Fund V, but each expressly disclaims such beneficial ownership of the shares owned by CDR Fund V. The voting stockholders of Associates II Inc. share investment and voting power with respect to securities owned by CDR Fund V, but no individual controls such investment or voting power. The business address of Associates II Inc., Associates V and CDR Fund V is 1043 Foulk Road, Suite 106, Wilmington, Delaware 19803. The business address for each of the individuals named in this paragraph, other than Mr. MacKenzie, is 375 Park Avenue, New York, New York 10152. The business address for Mr. MacKenzie is 45 Berkeley Street, London W1A WEB.

(4) Includes 1,000 shares owned by Mr. Reno's spouse, 294,000 shares owned by The John F. Reno 1997 Qualified Annuity Trust for which Mr. Reno has sole voting power, 294,000 shares owned by The Suzanne M. Reno 1997 Qualified Annuity Trust, of which Mr. Reno is a Trustee, and 2,525 shares owned by a relative for which Mr. Reno has power of attorney. Includes 7,688,355 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of July 31, 1998.

(5) Includes 2,696,690 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of July 31, 1998.

(6) Includes 1,464,120 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of July 31, 1998.

(7) Includes 1,293,600 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of July 31, 1998.

(8) Includes 623,280 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of July 31, 1998.

(9) Includes 14,871,755 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of July 31, 1998. Also includes 110,790,770 shares of Common Stock owned by CDR Fund V. Brian D. Finn, Charles P. Pieper and Joseph L. Rice, III may be deemed to share beneficial ownership of the shares owned of record by CDR Fund V by virtue of their status as stockholders of Associates II Inc., the managing general partner of Associates V, the general partner of CDR Fund V, but expressly disclaims such beneficial ownership of the shares owned by CDR Fund V. The voting stockholders of Associates II Inc. share investment and voting power with respect to securities owned by CDR Fund V, but no individual controls such investment or voting power.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following summary compensation table sets forth information concerning compensation awarded to, earned by, or paid to (i) the Company's Chief Executive Officer and (ii) the four highest compensated executive officers who were serving as executive officers at the end of fiscal 1998, (collectively, the "Named Executive Officers") for services rendered in all capacities with respect to the Company's fiscal years ended March 31, 1996, 1997 and 1998:

                                                   LONG TERM
                                                  COMPENSATION
                          ANNUAL COMPENSATION(1)   AWARDS(2)
                         ------------------------ ------------
                                                   SECURITIES   ALL OTHER
    NAME AND             FISCAL SALARY    BONUS    UNDERLYING  COMPENSATION
PRINCIPAL POSITION        YEAR    ($)      ($)     OPTIONS(#)     ($)(3)
------------------       ------ ------- --------- ------------ ------------
John F. Reno............  1998  481,250   604,053    56,700       11,857
 Chairman, President and  1997  456,250 1,032,185    55,100       31,892
 Chief Executive Officer  1996  435,000   372,836    62,000       25,533
John R. Peeler..........  1998  270,000   383,513    24,800       47,870
 Corporate Vice
  President--             1997  244,242   662,214    20,800       18,936
 Communications Test
  Division                1996  225,042   293,128    28,000       15,939
Allan M. Kline(4).......  1998  218,750   198,108    16,000       23,060
 Corporate Vice
  President,              1997  158,333   218,918    50,000        3,234
 Chief Financial Officer
  and
 Treasurer
John A. Mixon...........  1998  185,591   152,680    12,900       23,828
 Corporate Vice
  President--             1997  178,500   270,591    13,800        9,910
 Human Resources          1996  172,125    94,384    14,000        8,851
Samuel W. Tishler(5)....  1998  176,667   145,338    31,800       15,834
 Corporate Vice
  President--             1997  144,167   108,521     5,000        6,701
 Corporate Development    1996  130,000    48,227     2,000        4,471

--------
(1) Perquisites and other personal benefits paid to each Named Executive Officer in each instance aggregated less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer, and accordingly, have been omitted from the table as permitted by the rules of the SEC.

(2) Figures in this column show the number of options for Dynatech Common Stock granted. The Company did not grant any restricted stock awards or stock appreciation rights to any of the Named Executive Officers during the years shown.

(3) Figures in this column represent the Company's contributions on behalf of each of the Named Executive Officers under the Company's 401(k) plan. These figures also include the Company's contributions under a nonqualified deferred compensation plan, which became effective April 1, 1995.

(4) Mr. Kline's employment with the Company commenced in June 1996.

(5) Mr. Tishler became an officer of the Company in May 1997.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information concerning individual grants of stock options to the Named Executive Officers during the fiscal year ended March 31, 1998:

                                     INDIVIDUAL GRANTS(1)
                         --------------------------------------------
                                                                      POTENTIAL REALIZABLE
                                    % OF TOTAL                          VALUE AT ASSUMED
                         NUMBER OF   OPTIONS                          ANNUAL RATES OF STOCK
                         SECURITIES GRANTED TO                         PRICE APPRECIATION
                         UNDERLYING EMPLOYEES  EXERCISE OR             FOR OPTION TERM(2)
                          OPTIONS   IN FISCAL  BASE PRICE  EXPIRATION ---------------------
  NAME                   GRANTED(#)  YEAR(%)    ($/SH)(1)     DATE      5%($)      10%($)
  ----                   ---------- ---------- ----------- ---------- ---------- ----------
John F. Reno............   56,700      8.9%     $35.9375    7/30/07   $1,281,471 $3,247,498
John R. Peeler..........   24,800      3.9%      35.9375    7/30/07      560,502  1,420,422
Allan M. Kline..........   16,000      2.5%      35.9375    7/30/07      361,614    916,402
John A. Mixon...........   12,900      2.0%      35.9375    7/30/07      291,552    738,849
Samuel W. Tishler.......   20,000      3.2%      38.8750     5/6/07      488,966  1,239,134
                           11,800      1.8%      35.9375    7/30/07      266,691    675,846

--------
(1) Options vest annually in five equal installments beginning on the first anniversary date of grant. The options in this table expire 10 years after grant. In connection with the Merger, all of the options became fully vested and exercisable in connection with the Merger, other than the options to purchase 20,737 shares of Dynatech Common Stock granted to Mr. Reno.

(2) These columns show the hypothetical value of the options granted at the end of the option terms if the price of the Dynatech Common Stock were to appreciate annually by 5% and 10%, respectively, based on the grant date (i.e. pre-Merger) value of the Company's stock. As a result of the recapitalization of the Company's stock in the Merger, these projected values no longer bear any direct relationship to the value of the underlying shares.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES.

  The following table sets forth certain information regarding stock option exercises by the Named Executive Officers during the fiscal year ended March 31, 1998, and stock options held by the Named Executive Officers at March 31, 1998:


                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                           SHARES     VALUE    OPTIONS AT FY-END(2)(#)     AT FY-END(2)(3)($)
 NAME                    ACQUIRED ON REALIZED ------------------------- -------------------------
                         EXERCISE(#)  (1)($)  EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
 ----                    ----------- -------- ------------------------- -------------------------
John F. Reno............        0    $     0       175,820/237,180        $5,674,711/$5,824,895
John R. Peeler..........        0          0        68,160/ 98,240         2,271,940/ 2,464,210
Allan M. Kline..........        0          0        10,000/ 56,000           161,875/   843,500
John A. Mixon...........    3,250     96,906        30,360/ 52,340           898,303/ 1,224,860
Samuel W. Tishler.......        0          0         1,800/ 37,000            37,288/   424,075

--------
(1) Calculated on the basis of the fair market value of the Dynatech Stock on the date of exercise, less the option exercise price.

(2) Based on the number of shares subject to such options at fiscal year end March 31, 1998. The number of shares shown does not reflect the adjustments made to such number in connection with the Merger.

(3) Calculated on the basis of the pre-Merger fair market value of the Dynatech Common Stock on March 31, 1998 ($48.875), less the applicable option exercise price. In the Merger, all of the options held by the Named Executive Officers (other than options with respect to 20,737 shares held by Mr. Reno) became exercisable.

EMPLOYMENT AND OTHER AGREEMENTS

  In connection with the Merger, the Company entered into employment agreements with Messrs. Reno, Kline and Peeler. The employment agreements generally provide for an initial term of five years, commencing at the effective time of the Merger, and for compensation and benefit arrangements that are consistent with the pre-existing compensation and benefit arrangements of each such Named Executive Officer in effect prior to the Merger. The employment agreements further provide for the election of such officers to serve as directors of the Company during their employment with the Company. These employment agreements replace and supersede certain change of control severance agreements (the "Special Termination Agreements") that were in effect prior to the Merger.

  Pursuant to his employment agreement, Mr. Reno together with his family trusts contributed 40,804 shares of Dynatech Common Stock to MergerCo in exchange for 799,758 shares of MergerCo Common Stock, which shares of MergerCo Common Stock were converted in the Merger into a like number of shares of Common Stock. In addition, pursuant to their respective employment agreements, all options to purchase Dynatech Common Stock held by each of Messrs. Reno and Kline prior to the Merger and a substantial majority of the options held by Mr. Peeler prior to the Merger were converted into equivalent options to purchase shares of Common Stock (the exercise prices of which preserve the economic value of their former options), all of which, other than options to purchase 20,737 shares of Common Stock held by Mr. Reno, became fully vested and exercisable in connection with the Merger. In addition, the employment agreements: (i) restrict the ability of each Named Executive Officer to transfer shares of Common Stock beneficially owned by him (other than certain permitted transfers for estate planning purposes and transfers not exceeding in the aggregate 25% of the Common Stock owned, or subject to options held by each Named Executive Officer at the effective time of the Merger) and (ii) grant the Company and CDR Fund V the right, following any termination of a Named Executive Officer's employment prior to a Public Offering, to purchase the Named Executive Officer's shares of Common Stock and options to purchase Common Stock.

  The Employment Agreements also provide that, in the event of a termination of any such Named Executive Officer's employment during the term of the agreement by the Company other than for "Cause" (as defined in the employment agreements) or by such Named Executive Officer for "Good Reason" (as so defined), the Named Executive Officer will be entitled to special termination benefits consisting of (i) continued payments of his average annual base salary and average annual bonus until the second anniversary of the date of termination, (ii) continued coverage under the Company's medical insurance plan until his 65th birthday and (iii) a pro rata incentive compensation bonus for the portion of the calendar year preceding such termination. The agreements also contain customary indemnification, confidentiality, noncompetition and nonsolicitation provisions.

  In connection with the Merger, the Company entered into certain agreements (the "Agreements"), with Messrs. Mixon and Tishler, which supersede their special termination agreements. These Agreements provide that, in the event of a termination of employment prior to the third anniversary of the effective time of the Merger by the Company other than for "Cause" (as defined in such Agreements) or by such executive for "Good Reason" (as so defined), each such executive will be entitled to special termination benefits during a salary continuation period ranging from 12 to 18 months, depending on such executive's period of service with the Company. Such salary continuation benefits will consist of continued payments of such executive's average annual base salary, average annual bonus and continued coverage under the Company's medical insurance and other benefit plans. These Agreements also contain customary indemnification, confidentiality, noncompetition and nonsolicitation provisions.

  Pursuant to the Agreements, a substantial majority of the options to purchase shares of Dynatech Common Stock held by Messrs. Mixon and Tishler prior to the Merger of the Company were converted into equivalent options to purchase shares of Common Stock (the exercise prices of which preserve the economic value of their former options), all of which are fully vested and exercisable. In addition, these Agreements provide for substantially the same call rights as do the employment agreements of Messrs. Reno, Peeler and Kline.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  CDR Fund V is a private investment fund managed by CDR. The general partner of CDR Fund V is CD&R Associates V Limited Partnership, a Cayman Islands exempted limited partnership ("Associates V"). Associates V has three general partners. The managing general partner of Associates V is CD&R Investment Associates II, Inc., a Cayman Islands exempted company ("Associates II Inc."). The other general partners of Associates V are CD&R Cayman Investment Associates, Inc., a Cayman Islands exempted company ("Associates Cayman Inc.") and CD&R Investment Associates Inc., a Delaware corporation ("Associates Inc.").

  Mr. Rice, who is a principal of CDR and the Chairman of CDR, is a Director and the Chairman and President of both Associates II Inc. and Associates Inc., is a shareholder and Director of Associates Cayman Inc., and also serves as a Director of the Company. Mr. Finn, who is a principal of CDR and is a Director of Associates II Inc., also serves as a Director of the Company. Mr. Pieper, who is a principal of CDR and a Director of Associates II Inc., also serves as a Director of the Company.

  The Company entered into a consulting agreement with CDR which provides, for so long as CDR Fund V has an investment in the Company and its subsidiaries, for (i) an annual fee initially of $500,000, for providing management and financial consulting services to the Company and its subsidiaries and (ii) reimbursement of out-of-pocket expenses it incurs after the Merger. At the closing of the Merger, the Company paid CDR a transaction fee of $9.2 million plus reimbursement of out-of-pocket expenses incurred by CDR in consideration for services provided by CDR in arranging the Merger, arranging and negotiating the financing for the Merger and related services. The Company also agreed to indemnify CDR and CDR Fund V and certain related parties, subject to certain limitations, against all claims and liabilities arising out of or in connection with the Securities Act of 1993, as amended (the "Securities Act"), the Exchange Act or any other applicable securities or other laws in connection with the Merger and related transactions and the operation of the business following the Merger. In addition, the Company entered into a registration rights agreement with CDR Fund V, Mr. Reno and certain family trusts which provides that such persons may require the Company to register their shares of Common Stock under the Securities Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following is a report of the Compensation Committee as constituted during fiscal 1998. During that period, the Compensation Committee of the Board of Directors was comprised solely of independent, non-employee Directors. The following summarizes the compensation practice and philosophy that was in effect at the Company for the fiscal year ended March 31, 1998 and prior to the Merger. Modifications to such philosophy have and may continue to be made as a result of the Merger.

  The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer (the "CEO"), sets relative relationships between the CEO's salary and the salary of other key executives, and recommends to the Board the compensation program for Directors. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company's stock option plans. The Compensation Committee periodically reviews the job performance of the CEO.

  The Company's executive compensation program was designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs, and to align the long-term interests of eligible executives with those of the stockholders.

  Base salary for the CEO is set annually taking into consideration Company sales and profit growth, overall job performance, and mid-range pay levels for CEOs of corporations of a similar size. The Compensation Committee utilizes, as a reference, information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 40% of total attainable compensation, the majority of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return. Mr. Reno's annual base salary was increased to $500,000 on January 1, 1998 from $475,000. The Company believes that Mr. Reno's base salary is at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company.

  The Company's pay for performance annual bonus program is considered the most significant cash-based compensation component. For fiscal 1998, executives in this program earned a bonus based on growth in profit and return on assets from either their particular business unit or the Company as a whole. The plan in effect for fiscal 1998 was formula-based, using weighted average three year (current and two trailing) performance and is designed so that consistently good individual performance over the three years provides the executive with the highest payout. The intent was to encourage investment decisions in undertakings that would provide the best medium term (three year) financial results. With consistently outstanding profit growth, an executive could have earned a bonus of several times the executive's annual salary; or, with no profit growth and return on assets below standard, no bonus at all. For fiscal year 1998, Mr. Reno's bonus was $604,053, representing approximately 125.5% of his current base salary. Mr. Reno's fiscal 1998 bonus was earned as a result of current and prior years' performance.

  The third compensation component is an ownership-linked stock option program, which provides long-term incentives to executives that are aligned with the interests of the Company's stockholders. Stock options, granted at market price, typically vest annually in 20% increments over five years. A longer term perspective is established by sequential grants. The stock option program requires specified levels of continued stock ownership for senior executives based on position and years of participation in the program. The program is designed to encourage senior executives to be long-term stockholders and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the market price of the Company's Common Stock for the gain to be realized.

  During fiscal 1998, the size of option grants were based on level of responsibility, performance of the Company as a whole, the performance of the executive's business unit, and the executive's personal performance. Financial and non-financial specific goals for fiscal 1998 were set that aimed at building future marketplace strengths, intercompany cooperation and alliances, achieving corporate success factors, and, when appropriate, restructuring issues. For senior executives, option grants were subject to reduction and/or elimination in proportion to the executive's ownership position relative to ownership levels required by the plan. In accordance with these goals and policies, in fiscal year 1998, Mr. Reno was granted an option to purchase 56,700 shares of Dynatech Common Stock.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which became effective on January 1, 1994, generally limits the Company's ability to deduct compensation expense in excess of $1 million paid to the Company's Chief Executive Officer or four other most highly paid executive officers. The Compensation Committee's policy with respect to
Section 162(m), as in effect in 1998, was to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance.

                                          Robert G. Paul, Chairman
                                          O. Gene Gabbard
                                          William R. Cook

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       FOR THE YEAR ENDED MARCH 31, 1998

  The graph that follows compares the five-year cumulative total return of the Dynatech Common Stock with the S&P 500 Composite Stock Price Index and the S&P Technology 500 Index (previously known as the S&P High Tech Composite Index). It assumes an investment of $100 on March 31, 1993 in the Dynatech Common Stock of the Company, and the stocks comprising the S&P 500 and the S&P Technology 500 Index and assumes reinvested dividends.

                            [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------
                             Mar 93   Mar 94   Mar 95   Mar 96   Mar 97   Mar 98
--------------------------------------------------------------------------------
DYNATECH CORPORATION         100.00    69.16   117.76   175.70   224.30   360.28
--------------------------------------------------------------------------------
S&P TECHNOLOGY 500           100.00   117.62   148.84   200.95   271.66   410.57
--------------------------------------------------------------------------------
S&P COMPOSITE                100.00   101.47   117.27   154.92   185.63   274.73
--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Exchange Act, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act.

                                PROPOSAL NO. 2

                       AMENDMENT AND RESTATEMENT OF THE
                     1994 STOCK OPTION AND INCENTIVE PLAN

  On June 24, 1998, the Company's Board of Directors approved, subject to stockholder approval, an amendment to and restatement of the Company's 1994 Stock Option and Incentive Plan, (as amended and restated, the "Plan"). The Board of Directors believes that stock option awards have been, and will continue to be, an important compensation element in attracting and retaining key employees and consultants who are expected to contribute to the Company's growth and success.

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE FOREGOING AMENDMENT TO AND RESTATEMENT OF THE PLAN ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

SUMMARY OF THE PLAN

  The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan. Capitalized terms used herein and not otherwise defined have the meanings provided in the Plan.

  Subject to adjustment for stock splits, stock dividends, and similar events, the total number of shares of Common Stock that can be issued under the Plan is 36,114,200; however, options for no more than 1,960,000 shares may be granted to any one individual during any one-year period. The aggregate number of shares of Restricted Stock and Unrestricted Stock granted under the Plan may not exceed 1,764,000, and no more than 392,000 shares of Restricted Stock and Unrestricted Stock may be granted to any one individual. Under certain circumstances, awards which are forfeited, reacquired by the Company, satisfied without the issuance of Common Stock, or otherwise terminated do not count against the total number of shares issuable under the Plan. Shares issued under the Plan may be authorized but unissued shares, or shares reacquired by the Company. Of the 36,114,200 shares of Common Stock that can be issued under the Plan, options to purchase 31,541,571 shares have been granted to date and options to purchase or awards for an additional 4,572,629 shares may be granted in the future.

  Plan Administration; Eligibility. The Plan is to be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Plan. Persons eligible to participate in the Plan generally will be those current or prospective employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries, as selected from time to time by the Committee.

  Stock Options. The Plan permits the granting of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the shares on the date of grant except that options granted to selected employees in connection with the Merger may be granted at an exercise price equal to the price per share of stock paid by CDR Fund V for shares of MergerCo that were exchanged for shares of Dynatech Common Stock upon the consummation of the Merger. Awards of Incentive Options may be granted under the Plan until June 15, 2004.

  The term of each option will be fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

  Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

  To qualify as Incentive Options, options must meet additional Federal tax requirements, including a shorter term and higher minimum exercise price in the case of certain large shareholders. The Plan provides that to the extent required for incentive stock option treatment under Section 422 of the Code, the aggregate Fair Market Value (determined at the time of grant) of the Stock with respect to which Incentive Options granted under the Plan and any other plan of the Company of its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

  Restricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price, if any, of shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the employees may forfeit their awards of Restricted Stock. Restricted Stock also may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

  Unrestricted Stock. The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such employees.

  Performance Share Awards. The Committee may grant awards ("Performance Share") to employees entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine. Except as otherwise determined by the Committee, rights under a Performance Share award not yet earned will terminate upon a participant's termination of employment. Performance Shares may be awarded independently or in connection with stock options or other awards under the Plan.

  Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee in its discretion may provide for substitution or adjustments or may (subject to the provisions described below under "Change of Control Provisions") accelerate or, upon payment or other consideration for the vested portion of any awards as the Committee deems equitable in the circumstances, terminate such awards.

  Repurchase Rights. Unless the Committee determines otherwise at the time of grant, the agreement governing each award will provide that, upon a termination of a participant's employment with the Company or any of its subsidiaries for any reason prior to a public offering of securities of the Company, the Company and CDR Fund V and its affiliates will have successive rights to repurchase for cash any vested options or shares of Common Stock then held by the participant for a repurchase price equal to the fair market value of the stock as determined by the Board of Directors in good faith, reduced in the case of any options by the exercise price for such option, and upon such additional terms and conditions as are set forth in such agreement.

  Tax Withholding. Plan participants are responsible for the payment of any Federal, state, or local taxes which the Company is required by law to withhold from the value of any award. The Company may deduct any such taxes from any payment otherwise due to the participant. Participants may elect to have such tax obligations satisfied either by authorizing the Company to withhold shares of stock to be issued pursuant to an award under the Plan or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes.

  Amendments and Termination. The Board of Directors may at any time amend or discontinue the Plan, and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such actions may be taken which adversely affects any rights under outstanding awards without the holder's consent.

  Change of Control Provisions. The Plan provides that in the event of a "Change of Control" of the Company, except as described in the next sentence, stock options shall automatically become fully exercisable and restrictions and conditions on awards of restricted stock shall automatically become waived, unless the Committee shall otherwise determine as described below. Options which may vest upon the achievement of one or more performance objectives do not automatically become vested, and such performance options that have not become vested are automatically terminated and cancelled unless the option agreement otherwise provides. Options which have become vested may, in the discretion of the Board of Directors, be cancelled in exchange for a payment equal to the amount per share paid in connection with the Change of Control, reduced by the exercise price for the option.

  No cancellation, termination, acceleration of exercisability or vesting or settlement or other payment shall occur with respect to any outstanding award if the Board of Directors determines that the acquiring entity will assume the award or issue a substituted award so long as the assumed or substituted award has economic value substantially equivalent to the existing award and provides the participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the terms of the current award. Such assumed or substituted award must provide that in the event the participant suffers an involuntary termination of employment within the two years following a Change of Control, any restrictive conditions or restrictions on transfer or exercisability applicable to such award shall lapse or be waived or the participant shall have the right to surrender such award for a payment in cash equal to the excess of the fair market value of the common stock subject to the award over the exercise price, if any. In addition, at any time prior to or after a Change of Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

  Take-Along Rights. Unless otherwise determined by the Committee at the time of grant, each award agreement will provide that, upon certain transactions constituting a Change in Control which occur before a public offering of the securities of the Company, the participant will be required to sell those shares of Common Stock, for a payment per share of common stock equal the Change in Control Price, and upon such additional terms and conditions as are set forth in such agreement.

  Federal Income Tax Consequence. The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Plan and with respect to the sale of Common Stock acquired under the Plan.

  Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Performance Shares. A participant will not recognize taxable income upon the grant of a performance share Award under the Plan. Instead, a participant generally will recognize as ordinary compensation income the fair market value of any Common Stock delivered in accordance with the terms of the performance share Award.

  Upon selling any Common Stock received by a participant under the terms of a performance share Award, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

  Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock Award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

  Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying Common Stock.

  Tax Consequences to the Company. The grant of an Award under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the current fiscal year. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

  Representatives of PricewaterhouseCoopers L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                           PROPOSALS BY STOCKHOLDERS

  In order for a proposal of a stockholder to be included in the Board of Directors' proxy statement for the Company's 1999 Annual Meeting, it must be received at the principal executive office of the Company on or before May 22, 1999, pursuant to Rule 14a-8 under the Exchange Act. Such a proposal must comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement.

  In addition, the Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the Anniversary Date, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day after public disclosure of the date of such meeting.

  The SEC recently amended certain rules under the Exchange Act regarding the use of a company's discretionary proxy voting authority with respect to stockholder proposals submitted to the company for consideration at the company's next annual meeting. Stockholder proposals submitted to the Company outside the processes of Rule 14a-8 with respect to the Company's 1999 annual meeting of stockholders will be considered untimely if received by the Company's after the date described by the provisions set forth in the preceding paragraph. Accordingly, the proxy with respect to the Company's 1999 annual meeting of shareholders will confer discretionary authority to vote on any stockholder proposals received by the Company after such date.

                                 OTHER MATTERS

  The Board of Directors of the Company is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

  The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, Directors, or employees of the Company by telephone or in person.

  IF YOU MAY NOT BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Burlington, Massachusetts
September 18, 1998

                                                                      Appendix A
                                                                      ----------



                              DYNATECH CORPORATION


PROXY                                                                      PROXY



     Proxy for the Annual Meeting of Shareholders to be held on September 25,
1998

     The undersigned, revoking all prior proxies, hereby appoint(s) John F. Reno, Allan M. Kline, Mark V.B. Tremallo and Peter B. Tarr, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Dynatech Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on September 25, 1998 at 10:00 a.m., local time, and at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

          1. To set the number of directors at six (subject to future enlargement or reduction by the Board of Directors) and to elect the following Directors to serve until their successors are duly elected and qualified (except as marked below):

               John F. Reno, Allan M. Kline, John R. Peeler, Joseph L. Rice, III, Brian D. Finn and Charles P. Pieper


[_]  FOR all nominees      [_]  WITHHOLD AUTHORITY to vote for all nominees
[_]  FOR all nominees
       except the following:_____________________

          2. To approve an amendment to and restatement of the Dynatech Corporation 1994 Stock Option and Incentive Plan as described in the Proxy Statement.

          [_]  FOR              [_]  AGAINST             [_]  ABSTAIN

          3. To ratify the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the current fiscal year.

          [_]  FOR              [_]  AGAINST             [_]  ABSTAIN



                                     Please sign exactly as name appears hereon.
                                     When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.

                                     Signature:________________________________

                                     Date:_____________________________________

THIS PROXY IS SOLICITED              Signature:________________________________
ON BEHALF OF THE BOARD OF
DIRECTORS OF THE COMPANY             Date:_____________________________________

                                                                      APPENDIX B
                                                                      ----------


                             DYNATECH CORPORATION

                             AMENDED AND RESTATED
                     1994 STOCK OPTION AND INCENTIVE PLAN

Section 1.     General Purpose of the Plan; Definitions
               ----------------------------------------

          The name of the plan is the Amended and Restated Dynatech Corporation 1994 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers and other eligible employees of the Company and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

          Effective as of May 21, 1998, the Plan was amended and restated in its entirety in connection with and to reflect amendments required as a result of the Merger and was further amended and restated, also effective as of May 21, 1998, as stated herein.

          The following terms shall be defined as set forth below:

          "Act" means the Securities Exchange Act of 1934, as amended.

          "Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

          "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

          "Board" means the Board of Directors of the Company.

          "Cause" means and shall be limited to a vote of the Board of Directors resolving that the participant should be dismissed as a result of (i)
                                                                             -
any material breach by the participant of any agreement to which the participant and the Company or any Subsidiary thereof are parties, (ii) any act (other than
                                                        --
retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary, including without limitation, the commission of any crime (other than ordinary traffic violations), (iii) any material misconduct or neglect of
                                    ---
duties by the participant in connection with the business or affairs of the Company or any Subsidiary, (iv) the performance of duties in an incompetent
                            --
manner after notice to the participant and the expiration of a 90-day period during which the participant has an opportunity to correct such incompetence, and (v) any unlawful conduct or act of moral turpitude by the participant.
     -

          "CD&R Fund" means the Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

          "Change in Control" means, the first to occur of the following events after the Restatement Effective Date:

          (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act), other than the Company, its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries, the CD&R Fund or any Affiliate of the CD&R Fund, of 50% or more of the combined voting power of the then outstanding voting securities of the Company;

          (ii) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

          (iii) the liquidation or dissolution of the Company other than a liquidation of the Company into any of its Subsidiaries; and

          (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or the CD&R Fund.

          "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

          "Committee" means the Compensation Committee of the Board, except that any Award granted to any employee of the Company or any Subsidiary who is, as of the date of grant of such Award, an executive officer subject to the reporting requirements of Section 16(a) of the Act, and the terms and conditions of any such Award, shall be separately approved by the Board.

          "Company" means Dynatech Corporation, a Massachusetts corporation.

          "Disability" means disability as set forth in Section 22(e)(3) of the Code.

          "Effective Date" means the date on which the Plan was originally approved by shareholders as set forth in Section 15.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

          "Fair Market Value" means the fair market value of a share of Stock, as determined in good faith by the Board on the basis of an independent valuation of the Stock and such other factors as the Board deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and its Subsidiaries in recent periods, the potential value of the Company and its Subsidiaries as a whole, the future prospects of the Company and its Subsidiaries and the industries in which they compete, the history and management of the Company and its Subsid iaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and its Subsidiaries and the trading price of the Stock. The determination of Fair Market Value will not give effect to any restrictions on transfer of the Stock, the fact that the Stock would represent a minority interest in the Company or the fact that the Stock is not liquid. The Fair Market Value as de termined in good faith by the Board and in the absence of fraud shall be binding and conclusive upon all parties.

          "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

          "Merger" means the merger, on the Restatement Effective Date, of CDRD Merger Corporation with and into the Company pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of
                ----------------

December 20, 1997, between the Company and CDRD Merger Corporation, with the Company as the surviving corporation of the Merger;

          "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

          "Outside Director" means a member of the Board who qualifies as such under Section 162(m) of the Code.

          "Performance Option" means an Option which may become vested and exercisable upon the achievement of one or more performance objectives specified in the agreement governing the grant of such Option. An option shall be treated as a Performance Option even if, in addition to the vesting criteria associated with the achievement of performance objectives, the Option may alternatively become vested upon the passage of time and the continued performance of service.

          "Performance Share Award" means an Award granted pursuant to Section
8.

          "Person" shall include any natural person, any entity, any "affiliate" of any such natural person or entity as such term is defined in Rule 405 under the Securities Act of 1933 and any "group" (within the meaning of such term in Rule 13d-5 promulgated under the Act).

          "Public Offering" means an underwritten public offering of the Common Stock after the Restatement Effective Date led by at least one underwriter of nationally recognized standing.

          "Restatement Effective Date" means May 21, 1998.

          "Restricted Stock Award" means any Award granted pursuant to Section
6.

          "Stock" means the Common Stock of the Company, par value $.20 per share, subject to adjustments pursuant to Section 3.

          "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

          "Unrestricted Stock Award" means an Award granted pursuant to Section
7.

Section 2.     Administration of Plan; Committee Authority to Select
               -----------------------------------------------------
               Participants and Determine Awards
               ---------------------------------

               (a)  Committee.  The Plan shall be administered by the Committee.
                    ---------
All determinations of the Committee pursuant to the Plan, including this Section 2, shall be made in its sole and absolute discretion.

               (b)  Powers of Committee.  The Committee shall have the power and
                    -------------------
authority to grant Awards consistent with the terms of the Plan, including the power and authority:

               (i) to select the current or prospective officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

               (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Unrestricted Stock , and Performance Shares or any combination of the foregoing, granted to any one or more participants;

               (iii) to determine the number of shares to be covered by any Award;

               (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

               (v) to accelerate the exercisability or vesting of all or any portion of any Option;

               (vi) subject to the provisions of Section 5(a)(iii), to extend the period in which Stock Options may be exercised;

               (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

               (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

               All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

Section 3.     Shares Issuable under the Plan; Mergers; Substitution
               -----------------------------------------------------

               (a)  Shares Issuable.  The aggregate maximum number of shares of
                    ---------------
Stock reserved and available for issuance under the Plan shall be 36,114,200. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. For the avoidance of doubt, as of August 25, 1998, of the 36,114,200 shares of Common Stock that can be issued under the Plan, Options to purchase 31,541,571 shares had been granted and Options to purchase or awards for an additional 4,572,629 shares may be granted in the future. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that (i) no more than
                                        --------  -------        -
1,960,000 Stock Options may be granted to any one individual participant during any one-year period, (ii) no more than 1,764,000 shares of Restricted Stock and
                      --
Unrestricted Stock may be granted under the Plan, and (iii) no more than 392,000
                                                       ---
shares of Restricted Stock and Unrestricted Stock may be granted to any one individual participant. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

               (b)  Stock Dividends, Mergers, etc.  In the event of a stock
                    -----------------------------
dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments to prevent the enlargement or diminution of the rights of any participant in (i) the number and kind of shares
                                                -
of stock or securities with respect to which Awards may thereafter be granted,

(ii) the number and kind of shares remaining subject to outstanding Awards, and
---
(iii) the option or purchase price in respect of such shares.  In the event of
 ---
any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any Outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances).

               (c)  Substitute Awards.  The Committee may grant Awards under
                    -----------------
the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions not inconsistent with the Plan as the Committee considers appropriate in the circumstances.

Section 4.     Eligibility and General Rules
               -----------------------------

               Participants in the Plan will be such current or prospective full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion.

               All Awards granted under the Plan shall be evidenced by a separate award agreement between the Company and the participant containing such terms and conditions not inconsistent with the Plan as the Committee shall determine.

Section 5.     Stock Options
               -------------

               (a)  In General.  Any Stock Option granted under the Plan shall
                    ----------
be in such form as the Committee may from time to time approve.

               Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

               No Incentive Stock Option shall be granted under the Plan after June 15, 2004.

               (b)   Stock Options Granted to Employees.  The Committee in its
                     ----------------------------------
discretion may grant Stock Options to employees of the Company or any Subsidiary. Stock Options granted to current or prospective employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i)  Exercise Price.  The exercise price per share for the Stock
               --------------
     covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100% of Fair Market Value on the date of grant, except that Stock Options granted to selected employees in connection with the Merger (including certain performance based options) may be granted at an exercise price equal to the price per share of Stock paid by CD&R Fund V for shares of CDRD Merger Corporation that were exchanged for shares of common stock, $.20 par value per share, of the Company upon the consummation of the Merger. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of Fair Market Value on the grant date.

          (ii)  Option Term.  The term of each Stock Option shall be fixed by
                -----------
     the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iii)  Exercisability; Rights of a Shareholder.  Stock Options shall
                 ---------------------------------------
     become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option that have been issued and not as to unexercised Stock Options.

          (iv)  Method of Exercise.  Stock Options may be exercised in whole or
                ------------------
     in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

               (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

               (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held, unrestricted, by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

               (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price, if permitted by the Committee in its discretion; provided that in the event the
                                           --------
          optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

          The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of the requirements of Section 10 hereof and any other requirements contained in the Stock Option or applicable provisions of law. To the extent deemed necessary or appropriate by the Company, such certificates shall bear appropriate legends.

               (v)  Non-transferability of Options.  No Stock Option shall be
                    ------------------------------
     transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the optionee's lifetime, only by the optionee.

               (vi)  Annual Limit on Incentive Stock Options.  To the extent
                     ---------------------------------------
     required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

               (vii) Form of Settlement.  Shares of Stock issued upon exercise
                     ------------------
     of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan, in any agreement evidencing such Stock Option or in any agreement entered into by the Company and the option holder at the time of exercise of the Option.

Section 6.  Restricted Stock Awards
            -----------------------

          (a)  Nature of Restricted Stock Award.  The Committee may grant
               --------------------------------
Restricted Stock Awards to any current or prospective employee of the Company or any Subsidiary. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment and/or achievement of preestablished performance goals and objectives. In addition, a Restricted Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

          (b)  Acceptance of Award.  A participant who is granted a Restricted
               -------------------
Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares of Stock covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Committee shall determine.

          (c)  Rights as a Shareholder.  Upon complying with Section 6(b) above,
               -----------------------
a participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing shares of the Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

          (d)  Restrictions.  Shares of Restricted Stock may not be sold,
               ------------
assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, retirement, Disability, and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

          (e)  Vesting of Restricted Stock.  The Committee at the time of grant
               ---------------------------
shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."

          (f)  Waiver, Deferral and Reinvestment of Dividends.  The written
               ----------------------------------------------
instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Shares.

Section 7.  Unrestricted Stock Awards
            -------------------------

          (a)  Grant or Sale of Unrestricted Stock.  The Committee may, in its
               -----------------------------------
sole discretion, grant (or sell at a purchase price determined by the Committee) to any current or prospective employees of the Company or any Subsidiary shares of Stock free of any restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such employee.

          (b)  Elections to Receive Unrestricted Stock In Lieu of Compensation.
               ---------------------------------------------------------------
Upon the request of an employee and with the consent of the Committee, each employee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid, or on the effective date of the election, if later). With respect to any employee who is subject to Section 16 of the Act, such irrevocable election shall become effective no earlier than six months and one day following the date of such election and the revocation of such election shall be effective six months and one day following the date of the revocation.

Section 8.  Performance Share Awards
            ------------------------

          (a)  Nature of Performance Shares.  A Performance Share Award is an
               ----------------------------
award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make

Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any current or prospective employees of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

          (b)  Restrictions on Transfer.  Performance Share Awards and all
               ------------------------
rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

          (c)  Rights as a Shareholder.  A participant receiving a Performance
               -----------------------
Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

          (d)  Termination.  Except as may otherwise be provided by the
               -----------
Committee at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability and for Cause).

          (e)  Acceleration, Waiver, Etc.  At any time prior to the
               --------------------------
participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 12, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

Section 9.  Certain Rights upon Termination of Employment Prior to Public
            -------------------------------------------------------------
            Offering.
            --------

          Unless otherwise determined by the Committee at the time of grant, the Committee shall provide in each agreement evidencing any Award granted hereunder that, upon a termination of a participant's employment with the Company and any of its Subsidiaries that employs the participant prior to a Public Offering for any reason, the Company and CD&R Fund and its Affiliates shall have successive rights to repurchase for cash any vested Options or shares of Common Stock then held by the Participant, for a repurchase price equal to the Fair Market Value, reduced in the case of any Options by the exercise price per share of Common Stock for such Option, and upon such additional terms and conditions as are set forth in such agreement.

Section 10.  Tax Withholding
             ---------------

          (a)  Payment by Participant.  Each Participant shall, no later than
               ----------------------
the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

          (b)  Payment in Shares.  Subject to the consent of the Committee, a
               -----------------
participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of
                      -
Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due, or (ii) transferring to the Company
                                                --
shares that have been owned by the participant on an unrestricted basis for at least six months with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 10 (b) shall be made at least six months following the date such participant made another election pursuant to any plan or program of the Company or any Subsidiary thereof involving an acquisition of any shares of Common Stock.

Section 11.  Transfer, Leave of Absence, Etc.
             -------------------------------

          For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

          (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Section 12.  Amendments and Termination
             --------------------------

          The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price), but no such action shall adversely affect rights under any outstanding Award without the holder's consent.

Section 13.  Status of Plan
             --------------

          With respect to the portion of any Award which has not been exercised and any payments in cash, shares of Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 14.  Change of Control Provisions
             ----------------------------

          (a)  Accelerated Vesting and Payment.
               -------------------------------

               (i)  Options.  Unless the Board otherwise determines in the
                    -------
          manner set forth in paragraph (b) below, in the event of a Change in Control, each Option (other than any Performance Option that has not become vested prior to the occurrence of the Change of Control) shall become fully vested and exercisable and may, in the discretion of the Board, be canceled in exchange for a payment in accordance with subparagraph (iii) below of an amount equal to the excess, if any, of
          (i) the product of the Change in Control Price multiplied by the
           -
          aggregate number of shares of Stock covered by such Option immediately prior to the Change in Control, (ii) over the aggregate Option Price
                                           --
          for all shares subject to such Option.  Unless otherwise specified in the agreement governing the terms and conditions of such Performance Agreement, each Performance Option that has not become vested prior to the occurrence of the Change of Control shall automatically terminate and be canceled upon the consummation of the transaction constituting the Change in Control.

               (ii)  Timing of Option Cancellation Payments. Payment of the
                     --------------------------------------
          amount calculated in accordance with subparagraph (i) above shall be made in cash, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control.

               (iii)  Restricted Stock Awards.  Unless the Board otherwise
                      -----------------------
          determines in the manner set forth in paragraph (b) below, in the event of a Change in Control, restrictions and conditions on Restricted Stock Awards shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the Stock subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

          (b)  Alternative Awards.  Notwithstanding paragraph (a), no
               ------------------
cancellation, termination, acceleration of exercisability or vesting or settlement or other payment shall occur with respect to any outstanding Award if the Board (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Awards being hereinafter referred to as an "Alternative Awards") by the acquiring entity (or the direct or indirect parent thereof) provided that
                                                                --------
any Alternative Awards must:

          (i) provide the participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the terms of such participant's outstanding Awards immediately prior to the consummation of the transaction constituting the Change in Control, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of exercise or payment;

          (ii) have substantially equivalent economic value to such outstanding Awards (determined at the time of the Change in Control); and

          (iii) have terms and conditions which provide that in the event that the participant suffers an involuntary termination of his employment within two years following a Change in Control:

               (x) any conditions on the participant's rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award held by such participant shall be waived or shall lapse, as the case may be; or

               (y) the participant shall have the right to surrender such Alternative Award within 30 days following such termination in exchange for a payment in cash equal to the excess of the fair market value of the Common Stock subject to the Alternative Award over the price, if any, that the participant would be required to pay to exercise such Alternative Award.

          (c)  Certain Take-Along Rights Prior to a Public Offering.  Unless
               ----------------------------------------------------
otherwise determined by the Committee at the time of grant, the Committee shall provide in each agreement evidencing Awards granted hereunder that, upon certain transactions constituting a Change in Control, the participant will be required to sell those shares of Common Stock then owned by him or her that are free of restrictions imposed under the Plan or the agreement evidencing the related Award, for a payment per share of Common Stock equal to the Change in Control Price, and upon such additional terms and conditions as are set forth in such agreement.

Section 15.  General Provisions
             ------------------

          (a)  No Distribution; Compliance with Legal Requirements.  The
               ---------------------------------------------------
Committee may require each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

          No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

          (b)  Delivery of Stock Certificates.  Delivery of stock certificates
               ------------------------------
to participants under this Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

          (c)  Other Compensation Arrangements; No Employment Rights. Nothing
               -----------------------------------------------------
contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 16.  Original Effective Date of Plan
             -------------------------------

          The Plan, prior to its amendment and restatement, originally became effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders. Subject to such approval by the shareholders, and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board.

Section 17.  Governing Law
             -------------

          This Plan shall be governed by Massachusetts law except to the extent such law is preempted by federal law.

    0543-PS-98